Exhibit 10.10

NVENT ELECTRIC PLC
COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
Effective as of April 30, 2018

SECTION 1
BACKGROUND AND PURPOSE
1.1    Background. Effective as of January 17, 1986, Pentair, Inc. adopted a Compensation Plan for Non-Employee Directors (the “Prior Plan”). On September 28, 2012, upon the consummation of the merger contemplated by the Merger Agreement, dated as of March 27, 2012, by and among Pentair, Inc., Tyco International Ltd., Pentair Ltd. (formerly known as Tyco Flow Control International Ltd.), Panthro Acquisition Co. and Panthro Merger Sub, Inc., no further deferrals or matching contributions were made under the Prior Plan with respect to compensation earned after September 28, 2012. The Prior Plan ultimately became sponsored by Pentair plc.
Effective April 30, 2018 (the “Effective Date”), nVent Electric plc (the “Company”) spun-off from Pentair plc, and in connection therewith, established this nVent Electric plc Compensation Plan for Non-Employee Directors for the purpose of assuming the liabilities of the Prior Plan with respect to those participants in the Prior Plan who are non-employee directors of the Company on the Effective Date.
1.2    Purpose. The Company has established this Plan to pay deferred compensation to certain of its non-employee directors.

SECTION 2
DEFINITIONS
Unless the context clearly requires otherwise, when capitalized the terms listed below shall have the following meanings when used in the Plan:
(a)    “Account” is the account maintained under the Plan by the Administrator for each Director. As of the Effective Date, the opening balance of each Account shall be the balance as in effect under the Prior Plan immediately prior to the Effective Date
(b)    “Administrator” is the Company.
(c)    “Board” is the Board of Directors of the Company, as elected from time to time.
(d)    “Change in Control” is any one of the following:

(i)	When a Person, or more than one Person acting as a group, acquires more than fifty percent (50%) of the total fair market value or total voting power of the Company’s ordinary shares;

(ii)
When a Person, or more than one Person acting as a group, acquires within a twelve (12) month consecutive period, ending with the date of the most recent acquisition, ordinary shares of the Company possessing at least thirty percent (30%) of the total voting power of the Company’s ordinary shares;

(iii)
When a majority of the members of the Board is replaced within a twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of such Board as constituted before such appointment or election; or

(iv)
When a Person, or more than one Person acting as a group, acquires within a twelve (12) month consecutive period assets from the Company or an entity controlled by the Company that have a total gross fair market value equal to seventy-five percent (75%) of the total fair market value of the assets of the Company and all such entities.

Once a Person or group acquires stock meeting the thresholds set forth in paragraphs (i) and (ii) immediately preceding, additional acquisitions of such stock by that Person or group shall be ignored in determining whether another Change in Control has occurred. Asset transfers between or among controlled entities as determined before such transfers shall not be considered in applying paragraph (iv) immediately preceding.

(e)    “Code” is the Internal Revenue Code of 1986, as amended.
(f)    “Company” is nVent Electric plc, an Irish company, and any successor thereto.
(g)    “Director” is an individual who had an account under the Prior Plan immediately prior to the Effective Date and who is a non-employee member of the Board on the Effective Date.
(h)    “Fair Market Value” has the meaning ascribed in the Omnibus Incentive Plan.
(i)    “Investment Fund” is a deemed investment made available by the Administrator and selected (or deemed selected) by a Director for purposes of crediting investment earnings and losses to his or her Account. Unless the Administrator determines otherwise, all Investment Funds made available under the RSIP that are also made available under the nVent Electric plc Non-Qualified Deferred Compensation Plan (or any successor plan thereto) shall automatically be considered Investment Funds hereunder.
(j)    “Omnibus Incentive Plan” is the nVent Electric plc 2018 Stock and Incentive Plan, as amended from time to time, and any successor plan thereto.
(k)    “Pentair Share Unit” is a unit equal in value to one share of Pentair Stock.
(l)    “Pentair Share Unit Fund” is the Investment Fund described in Section 3.6, which is deemed invested in Pentair Stock.
(m)    “Pentair Stock” or “Pentair Share” is a registered ordinary share of Pentair plc, subject to any capital changes.
(n)    “Person” is any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity, or a group of any of the foregoing acting in concert.
(o)    “Plan” is the nVent Electric plc Compensation Plan for Non-Employee Directors as described in this plan document, and as it may be amended from time to time thereafter.
(p)    “Plan Agent” is the entity duly appointed by the Company to maintain Plan Accounts.
(q)    “Prior Plan” is the Pentair plc Compensation Plan for Non-Employee Directors, as in effect immediately prior to the Effective Date.
(i)    “RSIP” is (i) through December 31, 2018, the Pentair, Inc. Retirement Savings and Stock Incentive Plan, as amended from time to time, and (ii) thereafter, the Retirement Savings and Stock Incentive Plan established by the Company or one of its affiliates, as amended from time to time, or any successor plan thereto.

(r)    “Separation from Service” has the meaning ascribed in Code section 409A.
(s)    “Share Unit” is a unit equal in value to one share of Stock.
(t)    “Share Unit Fund” is the Investment Fund described in Section 3.5, which is deemed invested in Stock.
(u)    “Stock” or “Share” is a registered ordinary share of the Company, subject to any capital changes.
(v)    “Unforeseeable Emergency” is a severe financial hardship to the Director resulting from: an illness or accident to the Director or his or her spouse or tax-dependent; the loss of the Director’s home due to an uncompensated (by insurance or otherwise) casualty; and other similar extraordinary and unforeseeable circumstances beyond the control of the Director.
(w)    “Valuation Date” is, with respect to Investment Funds which correspond to funds available under the RSIP, a date as of which such corresponding funds are valued under the RSIP; with respect to other Investment Funds, it is the last day of each Year and such other dates as are prescribed by the Administrator.
(x)    “Year” is the twelve (12) consecutive month period beginning January 1 and ending December 31.

SECTION 3
ACCOUNTS
3.1    Eligibility. No deferrals were permitted under the Prior Plan after September 28, 2012, and deferrals continue to prohibited hereunder on and after the Effective Date.
3.2    Accounting for Deferred Compensation. %3. Establishment of Accounts. The Administrator shall cause the Plan Agent to establish an Account for each Director who had an account under the Prior Plan as of immediately prior to the Effective Date. Such Account may include one or more sub-accounts to reflect amounts deferred for each Year.
(a)    Establishment of Sub-Accounts. In addition, a Director’s Account shall be split into three sub-accounts for investment tracking purposes: (i) a sub-account reflecting the Share Units (including Pentair Share Units) arising from deferred cash fees (“Cash Account”), (ii) a sub-account reflecting the Share Units (including Pentair Share Units) arising from deferred equity awards or equity compensation (“Equity Award Account”), and (iii) a sub-account reflecting the Share Units (including Pentair Share Units) arising from dividends credited under the Prior Plan before August 1, 2014 (“Dividend Account”).
(b)    Vesting. All Accounts are fully vested.
3.3    Reallocation of Accounts.
(a)    Cash and Dividend Accounts. A Director may elect to reallocate the balance credited to his or her Cash Account and Dividend Account among the available Investment Funds in accordance with rules prescribed by the Administrator. An election under this Section 3.3 shall remain in effect unless changed by the Director; provided, however, that neither the Company nor the Plan Agent shall be obligated to purchase any investment designated by a Director. The reallocation of a Director’s Cash Account or Divided Account shall be appropriately credited as of the Valuation Date coincident with or next following the effective date of the reallocation, in accordance with rules established by the Administrator or Plan Agent. Once a Director allocates amounts in the Director’s Cash Account or Dividend Account out of the Share Unit Fund or Pentair Share Unit Fund into another Investment Fund, he or she may not re-allocate such amounts back into the Share Unit Fund or Pentair Share Unit Fund.
(b)    Equity Award Account. A Director may not elect to reallocate the balance credited to his or her Equity Award Account out of the Share Unit Fund or Pentair Share Unit Fund.
(c)    Purpose of Investment Funds. Investment Funds are “deemed” investments and used solely for purposes of determining the earnings and losses to be credited to a Director’s Account. The availability of Investment Funds for purposes of crediting earnings to a Director’s Account is not a recommendation to designate a deemed investment in any one Investment Fund. The selection of deemed investments is solely the responsibility of each Director. No officer, employee or other agent of the Company or the Plan Agent is authorized to advise or make any recommendation concerning the selection of Investment Funds and no such person is responsible for determining the suitability or advisability of any such selection.

3.4    Share Unit Fund.
(a)    Share Unit Fund on Effective Date. On the Effective Date, with respect to Pentair Share Units which are to be credited as part of a Director’s opening Account balance hereunder, such share units shall be credited as a combination of Pentair Share Units and Share Units (in the same relation as a shareholder of a Pentair Share receives shares of the Company in the spin-off).
(b)    Allocation of Dividends as Additional Share Units. If any dividends or distributions (other than in the form of Shares) are paid on Shares while a Director has Share Units credited to his Account, then such Director shall be credited with additional Shares Units equal to the amount of the cash dividend paid or Fair Market Value of other property distributed on one Share, multiplied by the number of Share Units credited to the Director’s Account on the date the dividend is declared. A similar rule shall apply to Pentair Share Units when a dividend or distributions (other than shares) are paid on Pentair Shares.
Any other provision of this Plan to the contrary notwithstanding, if a dividend is paid on Shares in the form of a right or rights to purchase shares of capital stock of the Company or any entity acquiring the Company, then no additional Share Units shall be credited to the Director’s Account with respect to such dividend, but each Share Unit credited to a Director’s Account at the time such dividend is paid, and each Share Unit thereafter credited to the Director’s Account at a time when such rights are attached to Shares, shall thereafter be valued as of any point in time on the basis of the aggregate of the then Fair Market Value of one Share plus the then Fair Market Value of such right or rights then attached to one Share.
(c)    No Rights to Shares. No Director shall have voting or other ownership rights with respect to any share units credited to his or her Account or any actual shares acquired for purposes of the Plan. Stock purchased under the Plan by the Plan Agent shall be held by the Company as an investment to assist the Company in meeting its obligation to pay amounts owed hereunder to Directors.
3.5    Time of Distribution of Deferred Compensation. %3. General. Except as otherwise provided for in the Plan, or as designated by the Director at the time a deferral election was made under the Prior Plan, the Director shall receive his or her entire vested Account balance allocable to a Year within ninety (90) days of the first to occur of the Director’s (i) Separation from Service for any reason other than death, (ii) death, or (iii) a Change in Control.
(a)    Specific Dates of Distribution. A Director was able to elect under the Prior Plan to receive a distribution of his or her entire vested Account balance allocable to a Year as of one specific future date or one objectively determinable future event date (e.g., a Director’s sixty-fifth (65th) birthday). Such an election, once finally effective, cannot be changed by the Director, except as permitted by Section 3.7, and such election shall automatically carry-over to this Plan. In the event of a Change in Control, a Director who has elected a specific future date or an objectively determinable future event date shall remain entitled to payment on such date, regardless of whether a Change in Control shall first occur. In the event of the death of a Director prior to the date elected hereunder for a distribution, the entire vested Account balance shall be paid in accordance with subsection (c).
(b)    Distribution in Event of Death. In the event of a Director’s death, the vested balance of such Director’s Account will be distributed to the beneficiary designated by the Director, or (if there shall be no such beneficiary designated) to the person who would have a right to receive such distribution by will or (if there shall be no will) by the laws of descent and distribution of the state in which the Director was domiciled at death. Such distribution shall be made in a single payment, in cash and/or in Shares (including Pentair Shares), no later than the end of the calendar year following the calendar year in which the Director’s death occurs.
A beneficiary designation made by a Director (including any such designation made by the Director under the Prior Plan) shall remain in effect until such time as the Director files a new beneficiary designation with the Administrator. Prior to distribution, the Administrator will verify the identity of the Director’s named beneficiary and such beneficiary will establish the right to receive distribution of any unpaid vested Deferred Compensation.
3.6    Form of Distribution of Deferred Compensation. A Director’s vested Account shall be distributed in a single payment, except as provided by Section 3.7. All payments made under a Director’s Account, other than from the Share Unit Fund or Pentair Share Unit Fund, shall be made in cash. Payment from the Share Unit Fund shall be distributed in the form of Shares, with each whole Share Unit being paid in the form of one Share, and payment from the Pentair Share Unit Fund shall be distributed in the form of Pentair Shares, which each whole Pentair Share Unit being paid in the form of one Pentair Share. The stock so distributed shall be either (a) deposited into the Director’s dividend reinvestment account, if any, in which case any fractional shares shall also be allocated to such account, or (b) delivered directly to said Director (or beneficiary in the case of the Director’s death), in which case the Plan Agent shall deliver whole shares of stock and any fractional Share Units (or Pentair Share Units) allocated to such Account shall be converted to cash using the then Fair Market Value, and the cash shall be delivered to the Director (or beneficiary in the case of the Director’s death).
3.7    Later Payment Deferral Elections.
(a)    General. A Director whose Account balance for a particular Year is payable at Separation from Service or on a specific payment date pursuant to Section 3.5(b) may, in accordance with the provisions of this Section 3.7, elect to change the date or form, or both, of payment of the vested Account balance allocable to that Year. No more than two (2) such elections shall be allowed as to a particular Year’s Account balance.
(b)    Election Rules. The election change must (i) be made at least one (1) year before the Director’s Separation from Service or before the then scheduled payment date, whichever is applicable, (ii) extend the payment date by five (5) or more years, and (iii) specify whether payment shall be made in a single sum, or in annual installments over five (5) or ten (10) years. If annual installments over five (5) or ten (10) years is selected, then each such installment shall be determined by dividing the vested Account balance, as determined before the payment date, to which the installment payment election applies by the number of years left in the installment period and the final installment shall include the remaining vested Account balance. The first annual installment shall be paid on (or as soon as practicable after) the date selected by the Director, and the second year and later installments shall be paid on the anniversary date of the first installment (or as soon as practicable thereafter).

SECTION 4
WITHDRAWALS

4.1    Restricted Withdrawals.
(a)    General. A Director who is not otherwise then entitled to an immediate lump sum distribution may, upon a showing of an Unforeseeable Emergency which cannot be satisfied by other available liquid assets, request a withdrawal from the Director’s vested Account balance, but excluding amounts allocated to the Share Unit Fund or Pentair Share Unit Fund. An emergency withdrawal cannot be requested more frequently than once each Year.
(b)    Determination. The Administrator or its delegate shall determine whether the relevant facts and circumstances represent an Unforeseeable Emergency and the amount necessary to satisfy such need. The Administrator may require such proof as it deems appropriate to evidence the existence of, and the amount necessary to satisfy, the emergency or extraordinary circumstances, including a certification that the need cannot be relieved (i) through reimbursement from insurance or (ii) by reasonable liquidation of other assets (but such available assets shall be determined without regard to the Director’s Account balance under the Plan).
(c)    Time for Payment. Distributions pursuant to this Section 4 shall be made in cash within ninety (90) days after the withdrawal is approved by the Administrator. If a Director should die after requesting an emergency withdrawal, but prior to the distribution thereof, the withdrawal election shall be deemed revoked.
(d)    Administrator Discretion. Approval of an emergency withdrawal shall be in the sole discretion of the Administrator, and no such approval shall be given if the Administrator determines that allowing such withdrawal may have an adverse tax consequence to the Company, the Plan or other Directors.

SECTION 5
PLAN ADMINISTRATION
5.1    Accounting. The Administrator shall assure that the following records are kept under the Plan for each Director:
(a)    the distribution election, if any, made by the Director, and the applicable Year’s account to which it relates;
(b)    the Year to which the deferred fees or equity awards relate; and
(c)    the deemed investment elections made by the Director, if any.
5.2    Costs. The Company shall pay all commissions, service charges or other costs incurred with respect to the purchase of Stock or Pentair Stock for purposes of the Plan. When any such stock is sold with respect to a particular Account, the cost of any commissions, service charges or other costs incurred on account of such sale shall be debited from such Account.

SECTION 6
MISCELLANEOUS
6.1    Term of Plan. The Plan shall remain in effect until all amounts deferred hereunder have been paid in full, unless earlier terminated by the Board. If, in connection with the Plan termination, the Board desires to distribute all vested Account balances, such distribution shall be made in accordance with the Plan termination provisions of Code section 409A, to the extent applicable to such vested Account balances.
6.2    Board Tenure. The fact that a Director has elected to participate in the Plan shall not affect or qualify the right of the Board or of the Company’s shareholders to remove such individual from the Board, consistent with the provisions of the Company’s Articles of Association or Organizational Regulations, or applicable provisions of Irish law.
6.3    Code Section 409A. The Plan shall be administered in a manner consistent with Code section 409A and Treasury Regulations thereunder. Any permissible discretion to accelerate or defer a Plan distribution under such regulations, the power to exercise which is not otherwise described expressly in the Plan, shall be exercised solely by the Administrator. The distribution provisions of Section 3 are subject to exceptions or overrides in the discretion of the Administrator or its delegate, but not in the discretion of the Director concerned, as otherwise provided in the Plan or as allowed under Code section 409A and the Treasury Regulations thereunder.
6.4    Delegation. To the extent permitted under Irish law, the Administrator or the Board may delegate to officers of the Company or its subsidiaries any or all of their duties, power and authority under the Plan, subject to such conditions or limitations as the Administrator or the Board, as applicable, may establish. Notwithstanding the prior sentence, the Board may not delegate the power to amend or terminate the Plan.
6.5    Funding. The Plan is a non-qualified, unfunded and unsecured deferred compensation arrangement. The Company may, but is not it required to, establish a trust to fund benefits provided to Directors hereunder, or to earmark or segregate assets to provide for such benefits. In the event of default of payment hereunder by the Company, the Directors shall have no greater entitlements or security than does an unsecured general creditor of the Company.
6.6    Nonalienability. Except as otherwise expressly provided herein or as otherwise required by law, no right or interest of any Director or the beneficiary named by a Director under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, attachment, garnishment, execution, levy, bankruptcy or any other disposition of any kind, either voluntarily or involuntarily, prior to actual receipt of payment by the person entitled to such right or interest under the provisions hereof, and any such disposition or attempted disposition shall be void.
6.7    Facility of Payment. If the Administrator shall determine that a Director or a Director’s named beneficiary entitled to a distribution hereunder is incapable of caring for his or her own affairs because of illness or otherwise, it may direct that any distribution from such Director’s Account be made, in such amounts as it shall determine, to the spouse, child, parent or other blood relative of such Director or beneficiary, or any of them, or to such other person or persons as the Administrator may determine, until such date as the Administrator shall determine such incapacity no longer exists; provided, however, the exercise of this discretion shall not cause an acceleration or delay in the time of distribution of Plan benefits except to the extent, and only for the duration of, the time reasonably necessary to resolve such matters or otherwise protect the interests of the Plan. The Administrator shall be under no obligation to see to the proper application of the distributions so made to such person or persons and any such distribution shall be a complete discharge of any liability under the Plan to such Director or beneficiary, to the extent of such distribution.
6.8    Default. In the event the Company shall fail to pay when due any Deferred Compensation, and such failure to pay continues for a period of thirty (30) days from receipt of written notice of nonpayment from the affected Director, the Company shall be in default hereunder and shall reimburse the Director for expenses incurred in the collection of such amount, including reasonable attorneys’ fees. Pursuant to applicable provisions of Code section 409A, any such reimbursement must be paid to the affected Director not later than the end of the year following the year in which such expenses are incurred. Failure to timely submit a claim for reimbursement of any such expenses shall result in the forfeiture of the claim.
6.9    Amendment or Termination. The Plan may be amended or terminated at any time by the Board; provided that the rights of Directors accrued under the Plan through the date of such amendment or termination shall not be affected by such action without the express written consent of those individuals. Nothing herein shall be construed to prevent any modification, alteration or amendment of the Plan which is required to comply with the provision of any applicable law or regulations relating to the establishment or maintenance of this Plan.
6.10    Federal Securities and Other Laws. Notwithstanding anything in the Plan to the contrary, and to the extent and for the time reasonably necessary to comply with federal securities laws (or other applicable laws or regulations), distribution dates under the Plan may be suspended, changed or delayed as necessary to comply with such laws or regulations; provided, however, any distributions so delayed shall be paid to the Director, or a beneficiary named by a Director, as of the earliest date the Administrator determines such distribution will not cause a violation of any laws or regulations.
6.11    Applicable Law. To the extent not preempted by applicable federal law, the Plan shall be interpreted and construed in accordance with the substantive laws of the State of Minnesota, but without regard to any choice or conflict of law provisions thereof. Notwithstanding the foregoing, the validity of the issuance of Stock hereunder shall be governed by the laws of Ireland.
6.12    Construction. The Administrator shall have full power and authority to interpret and construe any provision of the Plan, to adopt rules and regulations not inconsistent with the Plan for purposes of administering the Plan with respect to matters not specifically covered in the Plan document and to amend and revoke any rules and regulations so adopted. Except as otherwise provided in the Plan, any interpretation of the Plan and any decision on any matter within the discretion of the Administrator which is made in good faith by the Administrator shall be final and binding.
6.13    Indemnification. To the extent permitted by law, members of the Board shall be indemnified and held harmless by the Company with respect to any loss, cost, liability or expense that may reasonably be incurred in connection with any claim, action, suit or proceeding which may arise by reason of any act or omission under the Plan which is taken within the scope of the Plan. Such indemnification shall cover any and all reasonable attorneys’ fees and expenses, judgments, fines and amounts paid on settlement, but only to the extent such amounts are (a) actually and reasonably incurred, (b) not otherwise paid or reimbursable under an applicable Company-paid insurance policy, and (c) not duplicative of other payments made or reimbursements due under other indemnity agreements. In no event shall this Section 6.13 be construed to require the Company to indemnify third parties with whom it may contract to perform administrative duties with respect to the Plan.
6.14    Tax Withholdings and Consequences. %3. Tax Withholdings. Benefits earned under the Plan and payment of such benefits shall be subject to tax reporting and withholding as required by law. The amount of such withholding may be determined by treating such benefits as being paid in the nature of supplemental wages.
(a)    Tax Consequences. The Company does not represent or guarantee that any particular federal, foreign, state or local income, payroll or other tax consequence will result from participation in this Plan or payment of benefits under the Plan.
6.15    Savings Clause. If any term, covenant or condition of this Plan, or the application thereof to any person or circumstance, shall to any extent be held to be invalid or unenforceable, the remainder of this Plan, or the application of any such term, covenant or condition to persons or circumstances other than those as to which it has been held to be invalid or unenforceable, shall not be affected thereby, and, except to the extent of any such invalidity or unenforceability, this Plan and each term, covenant and condition hereof shall be valid and shall be enforced to the fullest extent permitted by law.
6.16    Interpretation. Section and subsection headings are for convenience of reference and not part of this Plan, and shall not influence its interpretation. Whenever any words are used in the Plan in the singular, masculine, feminine or neuter form, they shall be construed as though they were also used in the plural, feminine, masculine or non-neuter form, respectively, in all cases where such interpretation is reasonable.
6.17    Communications. The Company or the Plan Agent may, unless otherwise prescribed by any applicable state or federal law or regulation, provide the Plan’s prospectus, and any notices, forms or reports by using either paper or electronic means.

SECTION 7
TRANSITIONAL RULES
7.1    Grandfathered Deferred Compensation. All fees and equity awards earned and vested under the Prior Plan prior to January 1, 2005 and subject to an election to defer payment made by a Director under applicable provisions of the Prior Plan as in effect prior to January 1, 2005, as adjusted for gains and losses thereon, are grandfathered amounts and are not subject to the provisions of Code section 409A. The terms of this Plan document apply to such grandfathered amounts except that (a) the provisions of Appendix A govern, and supersede any conflicting provisions in the Plan document with respect to, the time and form of payment of such amounts and (b) the re-deferral provisions of Section 3.7 do not apply to such grandfathered amounts. In addition, any reference in this Plan document to Code section 409A shall not apply to fees and equity awards earned and deferred prior to January 1, 2005.
7.2    Separate Accounting. For purposes of tracking deferred compensation which is treated as grandfathered for purposes of Code section 409A, the Administrator and the Plan Agent shall assure that records as defined in Section 5.1 are kept in a manner as will clearly differentiate between fees and equity awards earned and deferred prior to January 1, 2005, and fees and equity awards earned and deferred on or after January 1, 2005.

APPENDIX A
Time and Form of Payment for
Grandfathered Amounts

As provided in Section 7.1 of the Plan document, the terms of this Appendix A govern, and supersede any conflicting provisions in the Plan document with respect to, the time and form of payment of fees and equity awards earned and deferred under the Prior Plan prior to January 1, 2005, as adjusted for gains and losses thereon.

SECTION A-1
DEFINITIONS

Unless the context clearly requires otherwise, the terms listed below shall have the following meanings when capitalized and used in this Appendix.

(a)    “Change in Control” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

(i)
any Person (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company (“Excluded Persons”) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after April 30, 2018, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

(ii)
the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: (A) individuals who, on April 30, 2018 constituted the Board and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Act) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on April 30, 2018, or whose appointment, election or nomination for election was previously so approved (collectively the “Continuing Directors”);

provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving the Company (or any direct or indirect subsidiary of the Company) shall not be Continuing Directors for purposes of this Agreement until after such individuals are first nominated for election by a vote of at least two-thirds (2/3) of the then Continuing Directors and are thereafter elected as directors by the shareholders of the Company at a meeting of shareholders held following consummation of such merger, consolidation, or share exchange; and, provided further, that in the event the failure of any such persons appointed to the Board to be Continuing Directors results in a Change in Control, the subsequent qualification of such persons as Continuing Directors shall not alter the fact that a Change in Control occurred; or

(iii)
the consummation of a merger, consolidation or share exchange of the Company with any other corporation or the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company), in each case, which requires approval of the shareholders of the Company, other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after April 30, 2018, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

(iv)
the consummation of a plan of complete liquidation or dissolution of the Company or a sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of 24 consecutive months), in each case, which requires approval of the shareholders of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.
Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions.
SECTION A-2
TIME AND FORM OF DISTRIBUTION OF DEFERRED COMPENSATION

A-2.1.    Time of Distribution of Deferred Compensation . When a Director made an election under the Prior Plan to defer compensation prior to January 1, 2005, the Director also designated the time at which such deferred compensation will be paid, which election shall be irrevocable. The Director was permitted to elect the time he or she wished to receive payment of Deferred Compensation by selecting one or more of the following options:
(i)    On a specific date;
(ii)    Upon attainment of a specific age; or
(iii)    Upon the occurrence of a stated event, such as death, retirement from principal business activity, termination of services as a Director, disability or any other event or occurrence stipulated by the Director and approved by the Administrator.
In the event a Director failed to elect a time for payment, the deferred compensation authorized for such Year shall be paid to the Director six (6) months after the date the individual ceases to be a Director, regardless of the reason Board service ends.
A-2.2    Form of Distribution of Deferred Compensation. A Director’s Account shall be distributed in a single payment. Payment shall be made in cash and/or Shares (including Pentair Shares) as provided in Section 3.6.
SECTION A-3
TIME AND FORM OF DISTRIBUTION OF EQUITY COMPENSATION

A-3.1    Time of Distribution of Equity Compensation. Prior to the date a Director became eligible to receive an award of equity compensation, the Director made a one time, irrevocable election under the Prior Plan regarding the time and form of payment of all equity compensation which was awarded to the Director over his or her tenure on Pentair, Inc. Board of Directors prior to January 1, 2005. The Director was permitted to elect to receive payment of such deferred equity compensation beginning on the later of the date he or she is no longer a Director or
(i)    a date specified by the Director,
(ii)    an age specified by the Director,
(iii)    upon the occurrence of an event specified by the Director and approved by the Administrator.
No Director was permitted to elect a distribution date which will result in the Director receiving a distribution of deferred equity compensation prior to the date he or she ceases to be a member of the Board. In the event a Director failed to elect a time of distribution, then his or her deferred equity compensation will be paid to the Director six (6) months after the date such individual ceases to be a Director.
A-3.2    Form of Payment of Equity Compensation. At the same time as a Director made an election as to the time of payment of his or her deferred equity compensation, he or she also elected the form in which such payments will be made. This election was a one-time, irrevocable election which shall apply to all equity compensation allocated to such Director’s Account prior to January 1, 2005.
All such deferred equity compensation shall be paid as Stock (including Pentair Stock) in one of the following forms:
(i)    a single payment;
(ii)    annual installments paid over five (5) years; or
(iii)    annual installments paid over ten (10) years.
Such Stock (including Pentair Stock) shall be paid as provided in Section 3.6. In the event a Director shall fail to elect a form of distribution, then his or her deferred equity compensation shall be distributed in a single payment.
SECTION A-4
DISTRIBUTION IN EVENT OF DEATH
In the event of a Director’s death prior to the distribution of the entire balance in such Director’s Account, distribution of the then unpaid Account balance will be made in accordance with Section 3.5(c).
SECTION A-5
CHANGE IN CONTROL

A-5.1    Effect on Directors or Former Directors. Upon a Change in Control (as defined in this Appendix A), and notwithstanding the benefit elections previously made by the Director and other Plan provisions to the contrary, a Director shall receive all of his or her remaining Plan benefits governed by this Appendix A in a cash lump sum on the lump sum date unless such Director timely elects otherwise in accordance with Section A-5.2. The lump sum date shall be the first business day of the third calendar month following the calendar month in which such Change in Control occurs, provided, however, for a Director in office as of the date of the Change in Control, the lump sum date shall be the first business day of the third calendar month following the calendar month in which the Director leaves office.
A-5.2    Election to Forego Lump Sum. A Director otherwise entitled to receive a lump sum pursuant to Section A-5.1 may elect to forego payment of the lump sum if he or she so elects in writing and files such writing with the Administrator no later than thirty (30) days before the lump sum date. If a Director timely elects to forego the lump sum payment, such Director’s Plan benefits shall be paid in accordance with the Director’s otherwise effective benefit elections and Plan provisions apart from this Section A-5 other than Section A-5.5.
A-5.3    No Delay in Payment. Application of this Section A-5 shall not delay the date for payment of benefits as otherwise elected by a Director or as otherwise provided under the Plan apart from this Section A-5.
A-5.4    Notice of Lump Sum Entitlement and Election to Forego Lump Sum. No later than five (5) days following the date of the Change in Control, the Administrator shall cause a notice to be sent to all Directors to whom the provisions of this Section A-5 may apply. Such notice shall be sent in a manner reasonably calculated to be actually and timely received by such Directors, and shall reasonably inform such Directors of the provisions of this Section A-5 and such Director’s rights and entitlements hereunder. In the event such notice is not timely sent as to a Director, then at such Director’ election the lump sum date and the date for electing to forego such lump sum shall be appropriately adjusted to reflect the time periods that would have applied had such notice been timely sent.
A-5.5    Treatment of Share Units. Upon a Change in Control, all Share Units (including Pentair Share Units) then allocated to the account of a Director shall be converted into a deferred compensation account maintained on behalf of and payable to each such Director. The deferred compensation account shall be initially credited with a dollar amount equal to the value of the Share Units (including Pentair Share Units) immediately before the Change in Control. Beginning with the day immediately following the Change in Control, and until the deferred compensation account as adjusted for interest thereon is fully paid to the Director, the unpaid balance of the deferred compensation account shall be credited with interest. The rate of interest so credited shall be the greater of (i) seven percent (7%), compounded annually, and (ii) the large corporate under-payment interest rate in effect from time to time pursuant to and determined in the manner prescribed under sections 6621(c)(1) and 6622(a), respectively, of the Internal Revenue Code of 1986 and any successor provisions thereto. For purposes of applying clause (ii) immediately preceding, the date of the Change in Control shall be deemed the applicable date within the meaning of such section 6621(c).